UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 9, 2012 (March 5, 2012)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Amendment to Purchase and Sale Agreement

On March 5, 2012, Williston Hunter ND, LLC, a wholly-owned subsidiary of Magnum Hunter Resources Corporation (“Magnum Hunter”), entered into an Amendment (the “Amendment”) to the Purchase and Sale Agreement (“PSA”) with a privately–held company, Eagle Operating, Inc. (“Eagle”), to, among other things, set the closing date for March 30, 2012, for the purchase of all of Eagle’s operated working interest ownership in oil and gas leases and wells on approximately 15,500 gross acres located within four counties of the Williston Basin of North Dakota.  The closing had been delayed past the originally scheduled closing date of August 18, 2011 for the reasons more fully described below.  The closing is subject to the satisfaction of the closing conditions set forth in the Amendment and PSA.

The total purchase price is $57 million, to be paid at closing in the form of $55 million in cash and $2 million in Magnum Hunter restricted common stock, prior to the effective date adjustment of April 1, 2011 for the properties as it relates to income and expenses.  The number of shares of Magnum Hunter common stock will be determined based on the volume weighted average price of Magnum Hunter’s common stock during the five trading days prior to closing.  Magnum Hunter presently owns an approximate 47% working interest in these oil and gas properties, and following closing, will own an approximate 95% working interest.  Eagle will also retain a variable overriding royalty interest not exceeding 2% on certain properties.

The PSA was negotiated pursuant to a Settlement Agreement between Magnum Hunter and Eagle as a result of certain lawsuits pending in the United States District Court for the District of North Dakota (Northwestern Division).  The parties previously failed to close as originally scheduled on August 18, 2011, due to certain unresolved issues which principally involved the submission by Eagle of a preliminary settlement statement and Eagle’s alleged adjustments to the purchase price set forth therein, more specifically as it relates to the drilling of unauthorized wells.  Magnum Hunter instituted a lawsuit against Eagle as a result of these unresolved issues asking the court to order Eagle to comply with its obligations under the PSA and seeking damages for Eagle’s material default under the PSA.  On March 5, 2012, Magnum Hunter and Eagle entered into the Amendment, whereby the parties agreed to (i) proceed with the closing on March 30, 2012 to complete Magnum Hunter’s acquisition of the oil and gas properties subject to the PSA and (ii) resolve after the closing the issues which delayed the previously scheduled closing in accordance with the arbitration provisions contained in the PSA.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
2.1	Amendment to Purchase and Sale Agreement, dated as of March 5, 2012, by and among Eagle Operating, Inc., Williston Hunter ND, LLC, and Magnum Hunter Resources Corporation

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: March 9, 2012	By:	/s/ Gary C. Evans
Name: Gary C. Evans
Titel: Chairman and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Amendment to Purchase and Sale Agreement, dated as of March 5, 2012, by and among Eagle Operating, Inc., Williston Hunter ND, LLC, and Magnum Hunter Resources Corporation

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